Exhibit 99.1

EFiled: Mar 17 2023 09:32AM EDT

Transaction ID 69571658

Case No. 2023-0331-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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IN RE SPIRE GLOBAL, INC. ) C.A. No. 2023-

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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Spire Global, Inc. (“New Spire”) brings this petition for relief pursuant to Section 205 of the Delaware General Corporation Law:

NATURE OF THE ACTION

1.
New Spire seeks to remove any doubt as to the validity of its Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 16, 2021 (the “New Charter,” Ex. A) and to validate stock that it issued in reliance on the New Charter, following the holding in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).
2.
New Spire became publicly traded in 2021 as a result of a de-SPAC transaction (the “de-SPAC”). In connection with the de-SPAC, stockholders were asked to approve amendments to New Spire’s prior charter dated September 9, 2020 (the “Old Charter,” Ex. B), including increasing the number of authorized shares of common stock.
3.
With regard to authorized stock, Article FOURTH of the Old Charter stated:

FOURTH. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the

Corporation is authorized to issue is 111,000,000, consisting of

(a)
110,000,000 shares of common stock (the “Common Stock”), including two separate series of Common Stock consisting of (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). (bold and italics added, underlining in original).

New Spire believes that the Old Charter authorized two classes of stock, common and preferred, and two series of the common class, which were referred to in the Old Charter as Class A Common Stock and Class B Common Stock notwithstanding each was issued as a series (referred to herein as “Old Class A Common Stock” and “Old Class B Common Stock”).1

4.
In pertinent part, Article IV of the New Charter provides:

Effective immediately upon the effectiveness of the filing of this Amended and Restated Certificate (the “Effective Time”), each one share of the Corporation’s Class B Common Stock, par value

$0.0001 per share (the “Old B Stock”), that was issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be reclassified, exchanged and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock of the Corporation, par value $0.0001 per share (the “Class A Common Stock” and such reclassification, exchange and change, the “Reclassification”). .

. . After giving effect to the Reclassification described above, the total number of shares of stock that the Corporation shall have authority to issue is set forth below:

_______________

1 Another Article of the Old Charter referenced “series of Common Stock,” thereby reinforcing the conclusion that, notwithstanding how they are named in the Old Charter, the Old Class A Common Stock and the Old Class B Common Stock were two series of the common stock class.

The Corporation is authorized to issue three classes of stock to be designated, respectively, Class A Common Stock, Class B Common Stock, and Preferred Stock. The total number of shares of Class A Common Stock authorized to be issued is 1,000,000,000 shares, par value $0.0001 per share. The total number of shares of Class B Common Stock authorized to be issued is 15,000,000 shares, par value $0.0001 per share. The Class A Common Stock and Class B Common Stock are referred to together as “Common Stock”. The total number of shares of Preferred Stock authorized to be issued is 100,000,000 shares, par value $0.0001 per share. (bold and italics in original).

New Spire believes that the New Charter authorized the issuance of three classes of stock, Class A Common Stock, Class B Common Stock and Preferred Stock, and increased the number of authorized shares in each class when compared to the number of class/series shares authorized under the Old Charter. The New Charter also changed the old series A and B common from being issued in series under the Old Charter to being issued in classes under the New Charter.

5.
Holders of the Old Class A Common Stock and the Old Class B Common Stock, voting together as a single class, but not separately as individual series, approved the de-SPAC and all components thereof, including the adoption of the New Charter.
6.
Section 242(b)(2) of the DGCL provides that, in order to amend a corporation’s charter to increase the number of authorized shares of a class of stock, that class must vote separately to approve the amendment. The first and second sentences of Section 242(b)(2) also require that the holders of a class (first sentence)

or series (second sentence) of stock must, voting as a separate class or series, approve any charter amendment that adversely “alter[s] or change[s] the powers, preferences or special rights” of the class or series.

7.
New Spire was advised by reputable counsel in connection with the de- SPAC and relied on that counsel’s advice when structuring the vote related to the de-SPAC, including the vote necessary to amend the charter.
8.
The switch from issuing common stock by series to issuing common stock by class, the increase in the number of authorized shares of Class A Common Stock and Class B Common Stock, the Reclassification of the Old Class B Common Stock into Class A Common Stock, the Court’s recent ruling in Boxed and the possibility that New Spire has incorrectly concluded that the Old Class A Common Stock and the Old Class B Common Stock were issued in series, not classes, raise questions regarding whether Section 242(b)(2) was satisfied when the New Charter was adopted, which in turn, draws into question the validity of any stock issued pursuant to the New Charter.
9.
Since the pre-de-SPAC proxy that New Spire distributed to its stockholders asked them to approve “material differences between the current certificate of incorporation . . . and the proposed new certificate of incorporation . .

.” and since the vote adopting the New Charter was not structured as series-by-series,

New Spire wishes to resolve any doubts about the validity of the New Charter and the stock issued thereunder.

10.
Absent a prompt remedy, New Spire’s and its stockholders’ interests will be materially harmed. Any potential uncertainty over New Spire’s capital structure will have far-reaching implications: New Spire will be unable to sell stock, because it almost certainly could not obtain a clean written opinion that its shares were validly authorized. Questions will arise as to whether it can obtain shareholder approval of corporate action, as there is some uncertainty about who is entitled to vote. There will be questions regarding how many outstanding shares it should disclose in its SEC filings.
11.
All relevant parties have relied on the New Charter’s validity. The New Charter was adopted and filed with the Delaware Secretary of State more than eighteen months ago. At the time of the vote, New Spire’s stockholders understood that New Spire needed to issue stock authorized by the New Charter in order to complete the de-SPAC and needed the flexibility to issue even more stock in the future, both of which would only be possible by adopting the New Charter. Spire Global, Inc. (“Old Spire”), which contributed the business assets that became New Spire’s operating business, and its stockholders also relied on the validity of the New Charter. Indeed, post-de-SPAC, the stockholders of Old Spire that held Old Class A Common Stock and Old Class B Common Stock received Class A Common Stock that was authorized under the New Charter in exchange for their Old Spire shares, and certain Old Spire stockholders have purchased millions of New Spire’s Class B common Stock.

12.
The de-SPAC participants are not the only parties that have relied on the New Charter’s validity. Following the de-SPAC, New Spire sold shares to investors through its at-the-market (“ATM”) program and issued shares to employees through its equity incentive program—these investors and employees also assumed the validity of the New Charter and the stock issued pursuant thereto. Public investors have bought and sold New Spire’s publicly traded shares for the past eighteen months. Most recently, New Spire conducted a warrant exchange where it exchanged warrants for shares of Class A Common Stock authorized and issued under the New Charter.
13.
New Spire respectfully submits that relief under Section 205 is warranted. Indeed, as detailed below, all five prongs of Section 205(d) support granting the Petition and entering the [Proposed] Order attached hereto.
14.
Given the harm arising from any uncertainty as to whether the New Charter was validly adopted and whether stock issued under the New Charter was validly issued, New Spire also requests a prompt final hearing on its Petition prior to its 2022 annual meeting, currently scheduled for June 1, 2023, with a record date of April 4, 2023.

FACTUAL ALLEGATIONS

15.
New Spire is a Delaware corporation. It was incorporated on May 29, 2020, as a SPAC named NavSight Holdings, Inc. (“NavSight”). NavSight amended and restated its initial charter on September 9, 2020.2 The Old Charter was in effect when the company sought stockholder approval of the New Charter at issue in this Petition.
16.
As set forth above, Article FOURTH of the Old Charter stated:

FOURTH. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000, consisting of

(a)
110,000,000 shares of common stock (the “Common Stock”), including two separate series of Common Stock consisting of (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). (bold and italics added, underlining in original).

New Spire believes that the Old Charter authorized two classes of stock, common and preferred, and two series of the common class, which were referred to in the Old Charter as Class A Common Stock and Class B Common Stock notwithstanding each was issued as a series.

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2 Amended and Restated Certificate of Incorporation of NavSight Holdings, Inc. (“Old Charter,” Ex. B).

The Business Combination Agreement

17.
On February 28, 2021, NavSight entered into a business combination agreement Spire Global, Inc. (“Old Spire”). The business combination agreement provided that a wholly owned subsidiary of NavSight would merge with an into Old Spire, with Old Spire surviving the merger as a wholly owned subsidiary of NavSight, and NavSight changing its name to Spire Global, Inc. (“New Spire”).
18.
The business combination agreement specified that, upon closing, (i) each outstanding share of Old Class A Common Stock and each outstanding share of Old Class B Common Stock would be cancelled and converted into the right to receive shares of New Spire’s Class A Common Stock plus a contingent earnout right, (ii) each Old Spire option would be assumed by New Spire and converted into option awards exercisable into shares of New Spire’s Class A Common Stock; (iii) each Old Spire warrant would either be cancelled for New Spire Class A Common Stock or assumed by New Spire and converted into warrants that are exercisable for shares of New Spire’s Class A Common Stock; and (iv) certain Old Spire stockholders obtained the right to purchase shares of New Spire’s Class B Common Stock, which would have nine votes per share.

The Proxy Statement and Authorized Share Amendment

19.
On or about July 26, 2021, NavSight filed a definitive proxy statement (Ex. C) soliciting stockholder approval for the de-SPAC transaction and the New

Charter. Running 692 pages including attachments, the proxy mapped out the proposed transaction’s mechanics, its anticipated chronology and the resulting capital structure of New Spire. The proxy advised NavSight’s stockholders that there would be a meeting on August 13, 2021, to vote on the proposed de-SPAC and related issues.

20.
As is customary in de-SPAC transactions, the proxy asked NavSight’s stockholders to approve a number of changes to NavSight’s organizational documents. The proxy explained that NavSight was asking its stockholders to approve “material differences between the current certificate of incorporation . . . of NavSight . . . and the proposed new certificate of incorporation of” New Spire, including a proposal “to authorize an increase in the authorized shares of NavSight Common Stock” (the “Authorized Shares Amendment”). Ex. C at 4-5.
21.
The proxy further explained that the Authorized Shares Amendment involved “increase[ing] the number of authorized shares of (i) the New Spire Class A Common Stock from 110,000,000 shares to 1,000,000,000 shares, (ii) the New Spire Class B Common Stock from 10,000,000 shares to 15,000,000 shares, and (iii) the New Spire Preferred Stock from 1,000,000 shares to 100,000,000 shares.” Ex. C at 137.
22.
The proxy also attached the proposed amended charter for New Spire (i.e., the New Charter), Article IV of which, in pertinent part, stated:

Effective immediately upon the effectiveness of the filing of this Amended and Restated Certificate (the “Effective Time”), each one share of the Corporation’s Class B Common Stock, par value

$0.0001 per share (the “Old B Stock”), that was issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be reclassified, exchanged and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock of the Corporation, par value $0.0001 per share (the “Class A Common Stock” and such reclassification, exchange and change, the “Reclassification”). .

. . After giving effect to the Reclassification described above, the total number of shares of stock that the Corporation shall have authority to issue is set forth below:

The Corporation is authorized to issue three classes of stock to be designated, respectively, Class A Common Stock, Class B Common Stock, and Preferred Stock. The total number of shares of Class A Common Stock authorized to be issued is 1,000,000,000 shares, par value $0.0001 per share. The total number of shares of Class B Common Stock authorized to be issued is 15,000,000 shares, par value $0.0001 per share. The Class A Common Stock and Class B Common Stock are referred to together as “Common Stock”. The total number of shares of Preferred Stock authorized to be issued is 100,000,000 shares, par value $0.0001 per share. (bold and italics in original).

Ex. C at Annex B, Article IV.

Shareholders Approve the New Charter

23.
On August 13, 2021, NavSight held a stockholders meeting related to the de-SPAC. There were 28,531,727 shares of NavSight common stock entitled to vote at the meeting.3 The Old Class A Common Stock and the Old Class B Common

______________

3 The Old Charter authorized the issuance of preferred stock, but NavSight did not issue any preferred stock prior to the de-SPAC.

Stock voted together on the Authorized Shares Amendment. As disclosed in the company’s August 13, 2021 Form 8-K, the Authorized Shares Amendment was approved by 14,695,993 shares, a majority of the 28,531,727 shares entitled to vote, and over 82% of the 17,866,883 shares present at the meeting.

24.
On August 16, 2021, the de-SPAC transaction closed, and the New Charter was filed with the Delaware Secretary of State. These events triggered the stock conversions mandated by the business combination agreement described above. New Spire’s Class A Common Stock began trading on the New York Stock Exchange.
25.
As of August 20, 2021, there were 133,742,535 shares of New Spire Class A Common Stock outstanding and 12,058,614 shares of New Spire Class B Common Stock outstanding. An additional 19,651,932 shares of Class A Common Stock were subject to warrants, and there were options for 22,370,418 shares of New Spire’s Class A Common Stock. The number of outstanding shares—without taking into account warrants and options—exceeded the number of shares of Old Class A Common Stock and Old Class B Common Stock authorized under the Old Charter.
26.
At the time of the de-SPAC, the company reasonably believed that it had properly structured the vote, for at least three reasons. First, outside counsel advised NavSight on the appropriate voting standard. Second, outside counsel for Old Spire reviewed and approved the de-SPAC voting process and never suggested a series-by-series vote was necessary. Third, no one challenged the validity of the New Charter or questioned whether the Authorized Shares Amendment was validly adopted (circumstances that remain true today). Fourth, it had been customary for SPACs to require that organizational document amendments be approved by a majority of the SPACs Class A and Class B common stockholders voting as a single class.

27.
Following the de-SPAC, New Spire, its board of directors and the other de-SPAC participants treated the New Charter, including the Authorized Shares Amendment, and the stock issued pursuant thereto as valid. For example, on September 30, 2021, New Spire filed a shelf registration statement to offer and sell over 61.8 million shares of Class A Common Stock issued in connection with the de-SPAC, including PIPE shares and shares issuable upon the exercise of warrants. From the shelf registration, New Spire has established an ATM facility to sell $85 million of Class A Common Stock to support ongoing growth. More recently, New Spire exercised its right to acquire and retire warrants in exchange for shares of Class A Common Stock. In connection with that exchange, New Spire distributed 3,589,114 shares of Class A Common authorized and issued under the New Charter. New Spire’s SEC filings have consistently reflected the adoption of the New Charter, the number and nature of the shares authorized therein, and the number of shares issued pursuant thereto.

Uncertainty Regarding Compliance with DGCL

Section 242(b)(2), the New Charter and Stock Issued by New Spire

28.
In Boxed, this Court examined a charter amendment that increased the number of authorized shares of Class A common stock in connection with a de- SPAC transaction, and held—in the context of a corporate benefit fee application— that DGCL Section 242(b)(2) required a separate Class A vote to increase the authorized Class A shares.
29.
New Spire believes this case is different from Boxed in that New Spire believes the Old Class A Common Stock and the Old Class B Common Stock were issued in series, not classes, and no separate series vote was necessary to increase the number of authorized shares of the Old Class A and the Old Class B common stock. Nevertheless, aspects of the Authorized Shares Amendment and the alterations and changes it made on New Spire’s capital structure and the lack of developed case law related to Section 242(b)(2) create doubt as to whether the shareholder vote approving the amendment fully satisfied DGCL Section 242(b)(2). Specifically, the A and the B common stock could be deemed to have been altered and changed as a result of the switch from being issued in a series to being issued in classes and the Old Class B Common Stock could be deemed to have been altered and changed by being converted into New Spire Class A Common Stock. These potentially adverse changes, coupled with the possibility that New Spire is incorrect about the series/class issue and the need for a separate vote to increase the number of authorized shares under the Old Charter, raise questions regarding whether the Authorized Shares Amendment should have been approved on a series-by-series basis and thereby cloud the validity of the New Charter and the stock issued pursuant thereto.

30.
The company proposed the Authorized Shares Amendment and New Charter in anticipation of issuing additional shares of Class A Common Stock and Class B Common Stock post-de-SPAC, and New Spire has indeed issued more shares than were authorized under the Old Charter. Yet, given the nature of the changes occasioned by the Authorized Shares Amendment and how it was approved, there is a lack of complete certainty as to which stockholders, if any, hold validly issued shares.
31.
The lack of complete certainty is causing (and will continue to cause) New Spire harm. It may be impossible for New Spire to access capital markets, file accurate reports with the SEC or pursue strategic combinations or other contractual agreements that involve equity.
32.
Without prompt relief from this Court validating the New Charter, New Spire faces the risk of immediate and significant harm due to the lack of complete certainty as to the validity of the shares of Class A and Class B Common Stock that have been, or will be, issued post-de-SPAC in reliance on the New Charter. Any uncertainty as to the validity of New Spire’s outstanding shares will potentially cause market disruption, disrupt the company’s commercial relationships, result in claims from holders of such shares, and lead to consequent loss of value for New Spire’s stockholders and loss of eligibility to remain a publicly traded company. Moreover, New Spire cannot determine with complete certainty if stockholders hold putative stock and, if so, which stockholders hold valid stock, creating uncertainty as to past and future voting results. In addition, New Spire needs to raise additional capital to execute its business plan, continue ongoing operations and remain a going concern. Any uncertainty regarding the validity of its stock would likely prevent New Spire from raising additional capital through other sales of securities and continuing as a going concern. New Spire also relies on using its available shares to compensate its employees, directors and officers with stock-based compensation. New Spire also has an upcoming annual meeting and needs to know how many shares it has outstanding and which can vote, otherwise its stockholders may be disenfranchised by this uncertainty.

33.
New Spire is unable to ratify the Authorized Shares Amendment on a timely basis pursuant to Section 204 because any such ratification would require a vote of the holders of the company’s valid stock under DGCL Section 204(d) and Article Seven, paragraph 5 of the New Charter prohibits such ratification by written consent in lieu of a meeting of stockholders. It is also unclear which stockholders would be able to vote on such a ratification. It has been over eighteen months since the vote on the Authorized Shares Amendment and the Class A Common Stock has been actively traded on the New York Stock Exchange since that date. Thus, the company has no practicable ability to effectively trace the shares that were issued prior to the approval of the Authorized Shares Amendment.

The Section 205(d) Criteria are Satisfied

34.
New Spire respectfully submits that relief under Section 205 is warranted. All five Section 205(d) criteria support granting this Petition.
a.
First, outside counsel advised the company and Old Spire throughout the de-SPAC process and the company believed that the Authorized Shares Amendment and the New Charter were approved in compliance with DGCL Section 242(b)(2). The Boxed decision caused New Spire to re-examine its de-SPAC and through that process identified the issues that result in the lack of complete certainty as to whether the Authorized Shares Amendment and New Charter were validly adopted.
b.
Second, New Spire, its board and third parties have consistently treated the Authorized Shares Amendment and the New Charter as valid.
c.
Third, the requested remedy would harm no one, since it would merely give effect to the business combination on the terms understood, expected, and accepted by all participants at the time. The significant passage of time since the adoption of the New Charter and the absence of any doubt as to its validity until Boxed was decided strongly indicate that stockholders and market participants expected the New Charter to be valid and relied—and continue to rely—on its validity. The only harm would occur if this Petition is not granted.

d.
Fourth, denying the Petition would confuse and delay New Spire’s stockholder votes (including its upcoming annual general meeting expected on June 1, 2023), undermine its employees’ incentives, impair investors from investing and leave unresolved any uncertainty surrounding the validity of the New Charter and the stock issued pursuant thereto.
e.
Fifth, validation is just and equitable because (1) it preserves the benefit of the bargain and (2) the alternatives are not viable. Recourse under Section 204 of the DGCL is not practicable because millions of shares of New Spire’s Class B Common Stock and millions of shares of New Spire’s Class A Common Stock were issued in reliance on the share increases enacted by the New Charter. The Class A Common Stock is publicly traded, and bought and sold by investors every day. In connection with the adoption of the New Charter, the Old Class B Common Stock was converted into New Spire’s Class A Common Stock (resulting in an amendment of their rights), and the holders of the Old Class B Common Stock were replaced by different investors who purchased New Spire’s Class B Common Stock. As a result, the identity of the stockholders entitled to participate in a Section 204 vote is itself uncertain. In addition, New Spire’s current stockholder base is composed of many retail investors who often do not return proxies and are not expected to timely respond to the company’s solicitation, if at all. Accordingly, relief under Section 205 is the most timely and efficient, and perhaps only, recourse available to place New Spire and its investors in the position in which they believed themselves to be following the de- SPAC.

COUNT ONE

(Validation of the New Charter under 8 Del. C. § 205)

35.
New Spire repeats and reiterates the allegations above as if set forth fully herein.
36.
New Spire is authorized to bring this Petition under 8 Del. C. § 205(a).

37.
The Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock” and “[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.”4

38.
A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation . . . if and to the extent such failure would render such act or transaction void or voidable.”5
39.
New Spire acted in good faith in effectuating, filing, and disclosing the validity of the New Charter on August 16, 2021. It believes that it followed the process prescribed by Delaware law, but recognizes some uncertainty exists as to whether that is correct. New Spire, a publicly traded company, needs absolute certainty as to the validity of its operative certificate of incorporation and the stock issued pursuant thereto.
40.
Since August 16, 2021, New Spire has treated as valid the vote approving the New Charter, the New Charter itself, and all acts relying on it. For instance, New Spire has issued securities in reliance on the New Charter. Since the

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4 8 Del. C. § 205(a)(4), (b)(8).

5 8 Del. C. § 204(h)(2).

de-SPAC, New Spire has reflected such shares as issued and outstanding in all subsequent SEC filings, financial statements, and third-party agreements requiring it to quantify them.

41.
On information and belief, since August 16, 2021, investors, business partners, and employees, have relied on the validity of the New Charter, and no one would be harmed by validating it.
42.
Without relief, New Spire and its stockholders face significant harm.

43.
New Spire lacks an adequate remedy at law.

COUNT TWO

(Validation of Issuances of Securities under 8 Del. C. § 205)

44.
New Spire repeats and reiterates the allegations above as if set forth fully herein.
45.
This Court has the authority under 8 Del. C. § 205(a) to validate any “stock, rights or options to acquire stock.”
46.
As set forth above, New Spire has proceeded on the understanding that the New Charter is valid and has issued securities in reliance thereon.
47.
New Spire believes all of the securities issued pursuant to the New Charter are validly authorized and properly issued, but recognizes some uncertainty exists as to whether that is correct. New Spire, a publicly traded company, and its stockholders need absolute certainty as to the proper authorization and issuance of the stock New Spire has issued.

48.
On information and belief, purchasers and recipients of securities relied on the validity of such securities. As a result, no one would be harmed by validating them.
49.
Without relief, New Spire and its stockholders face significant harm.

50.
New Spire lacks an adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, New Spire respectfully requests that this Court enter an order in the form attached hereto (Ex. D):

a.
validating the August 13, 2021 shareholder vote approving the Authorized Shares Amendment;
b.
validating and declaring effective the New Charter, including its filing and effectiveness, as of August 16, 2021;
c.
validating and declaring effective the securities issued or to be issued in reliance on the approval of the Authorized Shares Amendment and/or the validity of the New Charter, as of the respective dates of their issuance, including but not limited to the 5,750,000 shares of Class A Common Stock into which the Old Class B Common Stock was converted during the de-SPAC transaction; and
d.
granting such other and further relief as this Court deems proper.

Dated: March 17, 2023 FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Todd C. Schiltz

Todd C. Schiltz (#3253) Renee M. Dudek (#6623)

222 Delaware Avenue, Suite 1410

Wilmington, DE 19801

(302) 467-4200

Todd.Schiltz@faegredrinker.com

Attorneys for Petitioner